EMPLOYMENT AGREEMENT


     This Agreement made this 1st day of September, 1996, by and between 1MAGE Software, Inc. (hereinafter "ISI"), employed at ISI located at 6486
S. Quebec St., Englewood, Colorado and Mary Anne DeYoung (hereinafter
"Employee").

RECITALS

     WHEREAS, ISI desires to assure itself of the service of Employee and to that end desires to enter into a contract of employment with her, upon the terms and conditions herein set forth, and

     WHEREAS, Employee is desirous of entering into such a contract of employment as Vice President and CFO of ISI;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties hereto agree as follows:

     1. EMPLOYMNET. ISI hereby employs Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on the date of this Agreement and shall terminate on August 31, 1999. This Agreement can then be modified annually by mutual consent of both parties.

     3. COMPENSATION. For all services rendered by the Employee under this Agreement, ISI shall compensate the Employee annually with an executive compensation package in accordance with the recommendations of the Compensation Committee of the Board of Directors of ISI. ISI agrees that the annual salary as defined by the Compensation Committee will not be less than the amount authorized in the minutes of the meeting held on 9/4/1996 during the term of this Agreement unless stipulated by the Employee. ISI further agrees that the Compensation Committee will review the executive compensation package annually, in accordance with the anniversary date of the Agreement.

          a. Employee will be paid a quarterly bonus based on the financial performance of the Company. This bonus will be paid at the rate of 4% of the Company's accumulative pre-tax profit.

     4. EXPENSES. ISI shall reimburse Employee for all business expenses incurred in pursuit of the business of ISI, upon presentation by the Employee from time to time of an itemized account of such expenditures.

     5. VACATION. Employee shall be entitled each year to a vacation of four weeks, which shall be taken on a pre-scheduled basis.

     6. FRINGE BENEFITS. ISI shall pay for the Employee in the regular fringe benefit plan available to ISI employees, including medical disability and life insurance.

     7. EXTENT OF SERVICES. Employee shall devote her time, attention and energies to managing ISI and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing her assets in such form or manner as will not require full time service on the part of the Employee in the operation of the affairs of the companies in which investments are made.

     8. DEATH DURING EMPLOYMENT. If the Employee dies during the term of this employment, ISI shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee for the three months after the date on which her death occurs. In addition, all bonuses earned prior to Employee's date of death shall be paid to Employee's estate.

     9.   TERMINATION.  ISI may terminate this Agreement at any time:

          a. Because of Employee's fraud, misappropriation, embezzlement or similar act,

          b. If Employee shall have breached any provision of this Agreement, without having cured said default within thirty days after receipt of written notice thereof.

          c. Should ISI terminate her employment for any reason other than cause, the Employee shall receive immediate vesting of any and all outstanding options and warrants, and subsequent to the term of this Agreement a cash severance package equal to one year's cash compensation (including bonus). Also, should termination occur within two years of a change in control of ISI, such termination will be deemed to be not for cause, regardless of the reasons for termination.

     10. NOTICES. Any notice required or permitted to this Agreement must be in writing and delivered by certified US mail to the parties of this Agreement.

     11. WAIVER OF BREACH. The waiver by ISI of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     12. ASSIGNMENT. The rights and obligations of ISI under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of ISI. The rights and obligations of the Employee under its Agreement shall inure to the benefit of and shall be binding upon the Employee's heirs, successors and assigns, except that Employee's obligation to perform such further services and rights to receive payment therefore are expressly declared to be non-assignable and non-transferable.

     13. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


Accepted:  /s/ Mary Anne DeYoung   ISI:  /s/ David R. DeYoung
                                         President


Ratified by the Compensation Committee:

/s/ Robert Wiegand II                             Dated:  9-2-96
/s/ Charles E. Burns